                                                               EXHIBIT (a)(1)(D)

                              Letter of Transmittal
                     To Tender Limited Partnership Units of
                        Casa Munras Hotel Partners, L.P.
                            for $500 Per Unit in Cash
           (less $35 one-time transfer fee as specified in the offer)
                      In Response to the Offer to Purchase
                               Dated July 21, 2003
                                       by
                                 John F. Rothman
                                       and
                                 Ronald A. Young


                                                                       Number of
Name(s) and Address(es) of Registered Holder(s)                   Units Tendered
(Please Sign on Page 7 Exactly as Name(s) Appear(s) on the        (If Fewer Than
Attached Label)                                                       All Units)
--------------------------------------------------------------------------------


                                          Total Units Being Tendered ___________


             -----------------------------------------------------

    THE OFFER WILL EXPIRE AT 5:00 P.M. LOS ANGELES TIME ON AUGUST 28, 2003,
                          UNLESS THE OFFER IS EXTENDED.

             -----------------------------------------------------

         PLEASE READ THIS LETTER OF TRANSMITTAL CAREFULLY, INCLUDING THE INSTRUCTIONS. THIS LETTER OF TRANSMITTAL SHOULD BE PROMPTLY (i) COMPLETED PURSUANT TO THE INSTRUCTIONS, (ii) SIGNED IN THE SPACES PROVIDED AND (iii) TRANSMITTED VIA FACSIMILE OR MAILED BY U.S. POST OFFICE, FIRST CLASS, TO THE OFFERORS.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW

                  The Offerors are:

                                 John F. Rothman
                                 Ronald A. Young
                       8885 Rio San Diego Drive, Suite 220
                               San Diego, CA 92108

                           By facsimile transmission:
                                 (619) 297-4084
                           Confirm facsimile by telephone:
                                 (619) 297-4040

         DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE TENDERING HOLDER MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW.

         This Letter of Transmittal is to be used to tender limited partnership units ("Units") of Casa Munras Hotel Partners, L.P. (the "Partnership") by holders ("Holders") of Units of the Partnership in response to a solicitation of tenders by John F. Rothman (either directly and/or through JGS Family Limited Partnership, of which John F. Rothman is the General Partner) and Ronald A. Young (the "Offerors").

         BY EXECUTING AND DELIVERING THIS LETTER OF TRANSMITTAL THE UNDERSIGNED ACKNOWLEDGES THAT IT IS TENDERING ALL UNITS REFERENCED AS TENDERED IN THIS LETTER OF TRANSMITTAL.

         The undersigned hereby tenders to the Offerors the above-described Units of the Partnership in response to the Offerors' tender offer to purchase up to 400 Units at a price of $500 per Unit, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 21, 2003 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the letter to Unit holders accompanying the Offer to Purchase, constitute the "Offer").

         Subject to, and effective upon, acceptance of the Units tendered with this Letter of Transmittal for payment in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment) the undersigned hereby sells, assigns and transfers to either of the individual Offerors (as may be determined by the Offerors) all right, title and interest in and to all the Units that are being tendered with this Letter of Transmittal and any distributions, rights or other securities issued or issuable in respect of such Units on or after the expiration date, August 28, 2003 (collectively, the "Distributions"), and irrevocably constitutes and appoints the Offerors, or either of them, the true and lawful agent, and attorney-in-fact of the undersigned with respect to those Units with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver or transfer ownership of the Units, together in either case with all accompanying evidences of transfer and authenticity, to the Offerors upon payment by the Offerors of the purchase price (less a one-time $35 transfer fee to the Partnership), (b) present those Units for transfer on the books of the Partnership and (c) otherwise exercise all rights of beneficial ownership of such Units all in accordance with the terms and subject to the conditions of the Offer.

         The undersigned irrevocably appoints each of the Offerors the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to the full extent of the undersigned's rights with respect to all Units tendered hereby and accepted for payment and paid for by the Offerors, including, without limitation, to vote in such manner as each such attorney-in-fact and proxy or his or its substitute, in his or its sole discretion deems proper, and otherwise act (including acting by written consent without a meeting) with respect to, all of the Units tendered by this Letter of Transmittal which have been accepted for payment by the Offerors prior to the time of the vote or action. This proxy is irrevocable, coupled with an interest, and is granted in consideration of, and is effective upon, acceptance of the Units for payment in accordance with the terms of the Offer.

         Acceptance for payment will revoke all prior proxies granted by the undersigned with regard to those Units and the undersigned will not give any subsequent proxies, powers of attorney or consents, with respect to those Units (and, if given, will not be deemed effective). The undersigned understands that the Offerors reserve the right to require that, in order for Units to be deemed validly tendered, immediately upon the Offerors' acceptance for payment of such Units, the Offerors are able to exercise full voting, consent and other rights with respect to such Units, including voting at any meeting of the Partnership's limited partners.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Units tendered by this Letter of Transmittal and that, when those Units are accepted for payment by the Offerors, the Offerors will acquire good, marketable and unencumbered title to the Units, free and clear of all liens, restrictions, charges, encumbrances (including irrevocable proxies) or adverse claims. The undersigned, upon request, will execute and deliver any additional documents deemed by the Offerors to be necessary or desirable to complete the sale, assignment and transfer of the Units tendered by this Letter of Transmittal to the Offerors. In addition, the undersigned shall promptly remit and transfer to the Offerors, any and all Distributions issued to the undersigned on or after August 28, 2003, in respect of the Units tendered hereby, accompanied by appropriate documentation of transfer, and pending such remittance and transfer or appropriate assurance thereof, the Offerors shall be, subject to applicable law, entitled to all rights and privileges as owner of any such Distributions and may withhold the entire purchase price or deduct from the purchase price the amount of value thereof, as determined by the Offerors in their sole discretion.

         The authority conferred or agreed to be conferred in this Letter of Transmittal will not be affected by, and will survive, the death or incapacity of the undersigned, and any obligation of the undersigned under this Letter of Transmittal or otherwise resulting from the tender of the Units to which this Letter of Transmittal relates will be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender made by this Letter of Transmittal is irrevocable.

         The undersigned understands that tenders of Units pursuant to the Offer to Purchase and the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Offerors upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms or conditions of any such extension or amendment). The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Offerors may not be required to accept for payment all of the Units tendered hereby.

         Unless otherwise indicated in the box below captioned "Special Payment Instructions," the undersigned instructs the check for the purchase price of the Units tendered by this Letter of Transmittal to be issued in the name(s) of the undersigned. Similarly, unless otherwise indicated in the box below captioned "Special Delivery Instructions," the undersigned instructs the check for the purchase price to be mailed to the undersigned at the address shown below the undersigned's signature. If both the Special Delivery Instructions and the Special Payment Instructions are completed, the undersigned requests that the check for the purchase price be issued in the name of, and that the check be delivered to the person or persons indicated. The undersigned recognizes that the Offerors have no obligation pursuant to the Special Payment Instructions or otherwise to transfer any tendered Units which are not accepted for payment from the name of the registered holder of the Units to the name of another person.

         Upon the terms and subject to the conditions of the Offer, if Units are validly tendered and not properly withdrawn prior to the expiration date (as described in the Offer to Purchase) and the purchase of all such Units would result in there being fewer than 300 Unit holders, the Offerors will purchase only such number of Units as will result in the Partnership having more than 300 Unit holders after the Offer (with appropriate adjustments to avoid the purchase of fractional Units). In addition, the Offerors will only purchase Units that, together with all Units previously assigned or transferred within the preceding 12 months, do not exceed 50% of the outstanding Units.

         If more than 400 Units are validly tendered and not properly withdrawn prior to the expiration time, the Offerors will accept for payment and pay for only 400 Units on a pro rata basis (with appropriate adjustments to avoid the purchase of fractional Units) from each Holder who has validly tendered Units in the Offer based on the number of Units properly tendered by each Holder prior to the expiration time and not properly withdrawn. No fractional Units will be purchased; fractional Units will be rounded up to the nearest whole Unit.

         Because of the difficulty of determining the precise number of Units validly tendered and not properly withdrawn prior to the expiration time, the Offerors do not expect that they will be able to announce the final results of such proration until approximately five (5) business days after the expiration time.

SPECIAL PAYMENT INSTRUCTIONS                       SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)                  (See Instructions 1, 5, 6 and 7)
To be completed ONLY if the check for the          To be completed ONLY if the check for the
purchase price of the Units purchased is to        purchase price of the Units purchased is to
be issued in the name of someone other             be mailed to someone other than the
than the undersigned.                              undersigned or to the undersigned at an
                                                   address other than that shown below the
                                                   undersigned's signature.

Issue check to:                                    Mail check to:

Name: _____________________________                Name:_____________________________
Address:___________________________                Address:__________________________
___________________________________                __________________________________
___________________________________                __________________________________

                                FIRPTA AFFIDAVIT
                            (See Instructions Below)

Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg.1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Offerors that no withholding is required with respect to the Unit holder's Units, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:

     (i) Unless checked here _____, the Unit holder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

     (ii) The Unit holder's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front or in the signature block of this Letter of Transmittal.

--------------------------------------------------------------------------------
Instructions to FIRPTA Affidavit. Section 1445 of the Code requires that each Unit holder transferring interests in a partnership with real estate assets meeting certain criteria certify under penalty of perjury the representations made in the box above entitled FIRPTA Affidavit, or be subject to withholding of tax equal to 10% of the purchase price for Units purchased. Tax withheld under
Section 1445 of the Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be claimed from the IRS. PART (i) OF THE FIRPTA AFFIDAVIT SHOULD BE CHECKED ONLY IF THE TENDERING UNIT HOLDER IS NOT A U.S. PERSON, AS DESCRIBED THEREIN.

                                    SIGN HERE

                ________________________________________________

                ________________________________________________
                           (Signature(s) of Owner(s))
Dated:            , 2003

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the label attached hereto or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor,administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 6.)

Name(s)_______________________________________________________

______________________________________________________________
                                 (Please Print)

Capacity (full title)  _______________________________________

Address ______________________________________________________

______________________________________________________________

Area Code and Telephone Number _______________________________

                            Guarantee of Signature(s)
                     (If required; see Instructions 1 and 5)

Authorized Signature _________________________________________

Name(s) ______________________________________________________

Name of Firm _________________________________________________

Address ______________________________________________________

Area Code and Telephone Number _______________________________

Dated:            , 2003

                                AFFIDAVIT OF LOSS

         The undersigned, _________________________________________________[and
___________________________________], [each] hereby declare under penalty of perjury that:

         1. I [We] are the owners of a Certificate of Limited Partnership representing Limited Partnership Units in Casa Munras Hotel Partners, L.P. (the "Partnership") registered in our name(s).

         2. The Certificate of Limited Partnership (hereinafter called the "Original") has been lost, stolen, destroyed or misplaced under the following circumstances: (describe circumstances below)

                  ______________________________________________

                  ______________________________________________

                  ______________________________________________

                  ______________________________________________

         3.       The Original was not endorsed.

         4. I [We] have made or caused to be made diligent search for the Original and have been unable to find or recover it; we were the sole and unconditional owners of the Original at the time of loss and are entitled to the full and exclusive possession thereof; neither the Original nor our rights therein have, in whole or in part, been assigned, transferred, hypothecated, pledged or otherwise disposed of in any manner whatsoever, and no person, firm or corporation other than me [us] has any right, title, claim, equity or interest in, to, or respecting the Original or the proceeds thereof.

         5. I [We] make this affidavit for the purpose of requesting and inducing the Partnership and its agents to issue new securities in substitution for the Original.

         6. I [We] agree that if the Original should ever come into our hands, custody or power, I [we]will immediately and without consideration surrender the Original to the Partnership for cancellation.

         7. I [We] agree to hold harmless and indemnify the Partnership, its successors and assigns, partners, officers, directors, employees and agents for any and all costs, losses and expenses resulting from claims with regard to the Original and in connection with the issuance of the replacement securities.

         I [We each] hereby swear that the above information is true under penalty of perjury on this ___ day of _____, 2003.

                                    Signature:            ______________________

                                    Name: (Please Print)  ______________________

                                    Signature:            ______________________

                                    Name: (Please Print)  ______________________

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. Signature Guarantees. To tender Units, indicate the number of Units you wish to tender for sale on page 1 of the Letter of Transmittal and sign the Letter of Transmittal on page 7. You are NOT required to have your signature(s) guaranteed UNLESS:

        (i) you are requesting that the payment for the Units you are tendering for sale hereby is either (A) to be delivered to you at an address other than the registered address shown on the label on page 1 of the Letter of Transmittal or (B) to be delivered to someone other than the registered holder(s) of the Units being tendered, or

        (ii) the Units that you are tendering are held in the account of an Eligible Institution, as defined below.

        This means that if the payment is to be delivered to the registered holder(s) and at the address shown on the label on page 1, then no signature guarantee is required. Only if you completed the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on page 5 of the Letter of Transmittal is a signature guarantee required.

        If a signature guarantee is required, then the signature(s) must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each an "Eligible Institution").

         2. Original Certificate of Limited Partnership. If you choose to tender your Units pursuant to the Offer, please send your original Certificate of Limited Partnership with the Letter of Transmittal. If you cannot locate the original Certificate, please complete and return the enclosed Affidavit of Lost Certificate, which is located with the Letter of Transmittal materials.

         3. Requirements of Delivery of Letter of Transmittal and other Documents. For Holders to validly tender Units pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees and any other required documents must be received by the Offerors at their address set forth herein prior to the expiration time, which is 5:00 p.m. on August 28, 2003.

         THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL TO THE OFFERORS AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER AND, EXCEPT AS OTHERWISE PROVIDED IN THIS INSTRUCTION 3, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE OFFERORS. IF

DELIVERY IS BY MAIL, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY
DELIVERY.

         No alternative, conditional or contingent tenders will be accepted and no fractional Units will be purchased. All tendering Holders, by execution of this Letter of Transmittal (or facsimile of it), waive any right to receive any notice of the acceptance of their Units for payment.

         4. Inadequate Space. If the space provided herein is inadequate, any required information should be listed on a separate signed schedule attached hereto.

         5. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered Holder(s) of the Units tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the label attached hereto without alteration, enlargement or any change whatsoever.

         If any of the tendered Units are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

         If any of the tendered Units are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal. To obtain additional Letters of Transmittal, you may either make a photocopy of this Letter of Transmittal or call the Offerors at (619) 297-4040.

         If this Letter of Transmittal or any stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Offerees of their authority so to act must be submitted.

         If this Letter of Transmittal is signed by the registered Holder(s) of the Units being tendered hereby, no endorsements or separate stock powers are required, unless payment is to be made to a person other than the registered holder(s), in which case stock powers must be guaranteed by an Eligible Institution.

         If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Units being tendered, signatures must be guaranteed by an Eligible Institution.

         6. Transfer Taxes. Except as set forth in this Instruction 6, the Offerors will pay or cause to be paid any transfer taxes required to be paid by it with respect to the transfer and sale to the Offerors of Units purchased pursuant to the Offer. If, however, payment of the purchase price is to be made to any person other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder(s) or such person) payable on account of the transfer to such person will not be the responsibility of the Offerors and may be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted.

         7. Special Payment and Delivery Instructions. If the check for the purchase price of any Units tendered is to be issued in the name of a person other than the person(s) signing this Letter of Transmittal or if the check is to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the appropriate boxes on Page 5 of this Letter of Transmittal should be completed.

         8. Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to, or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from, the Offerors at the address and telephone number set forth above.

         9. Waiver of Conditions. The conditions of the Offer may be waived by the Offerors in whole or in part at any time and from time to time in their sole discretion, except where provided otherwise in the Offer to Purchase.

         IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE HEREOF) AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE OFFERORS PRIOR TO THE EXPIRATION TIME.

         IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT THE OFFERORS AT THE ADDRESS AND TELEPHONE NUMBER ON PAGE 2 OF THE LETTER OF TRANSMITTAL.

                          CHECKLIST FOR TENDERING UNITS

[ ] If you wish to tender fewer than all of your Units, indicate the number of Units you wish to tender on page 1 of the Letter of Transmittal.

[ ] If you want the payment sent to you at a different address, complete the Special Delivery Instructions at page 5 of the Letter of Transmittal. You must have your signature(s) at page 7 guaranteed.

[ ] If you want the payment sent to another person than the registered Unit holder(s), complete the Special Payment Instructions and the Special Delivery Instructions at page 5 of the Letter of Transmittal. You must have your signature(s) at page 7 guaranteed.

[ ] If you are a U.S. person, and your name or address is incorrect on page 1 of the Letter of Transmittal, please correct it, as you will be signing the FIRPTA Affidavit by signing the Letter of Transmittal. If you are not a U.S. citizen or a resident alien for purposes of U.S. income taxation, or if you are a foreign corporation, foreign partnership, foreign estate or foreign trust under U.S. federal tax laws, check the appropriate box on the FIRPTA Affidavit on page 6 of the Letter of Transmittal.

[ ] Sign the Letter of Transmittal at page 7, exactly as your name(s) appears on the label on page 1. If there has been an error in your name on page 1, contact the Offerors.

[ ] If you cannot locate your original Certificate of Limited Partnership, complete and sign the Affidavit of Loss.

[ ]  Mail or fax your completed Letter of Transmittal and related documents to

                                 Ronald A. Young
                       8885 Rio San Diego Drive, Suite 220
                               San Diego, CA 92108

                           By facsimile transmission:
                                 (619) 297-4084
                         Confirm facsimile by telephone:
                                 (619) 297-4040

[ ] Deadline for RECEIPT of materials is 5:00 P.M., LOS ANGELES TIME, ON THURSDAY, AUGUST 28, 2003.